Exhibit 99.2

Comerica Incorporated Fourth Quarter 2011 Financial Review January 20, 2012 DRAFT 1/18/12

Safe Harbor Statement Any statements in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "believes," "feels," "expects," "estimates," "seeks," "strives," "plans," "intends," "outlook," "forecast," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "aspiration," “opportunity,” “initiative,” "outcome," "continue," "remain," "maintain,” “on course,” "trend," "objective," “pending,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may" or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this presentation and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions and related credit and market conditions; changes in trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; adverse conditions in the capital markets; the interdependence of financial service companies; changes in regulation or oversight, including the effects of recently enacted legislation, actions taken by or proposed by the U.S. Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions; unfavorable developments concerning credit quality; the acquisition of Sterling Bancshares, Inc., or any future acquisitions; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines; the implementation of Comerica’s strategies and business models, including the anticipated performance of any new banking centers and the implementation of revenue enhancements and efficiency improvements; Comerica’s ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties or information security problems; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; the entry of new competitors in Comerica’s markets; changes in customer borrowing, repayment, investment and deposit practices; management’s ability to maintain and expand customer relationships; management’s ability to retain key officers and employees; the impact of legal and regulatory proceedings; the effectiveness of methods of reducing risk exposures; the effects of war and other armed conflicts or acts of terrorism and the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 16 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2010, “Item 1A. Risk Factors” beginning on page 65 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, “Item 1A. Risk Factors” beginning on page 74 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and “Item 1A. Risk Factors” beginning on page 81 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this presentation or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Financial Results $ in millions, except per share data 1Calculated using net income attributable to common shares. 2Included restructuring expenses of $37 million and $33 million, in the fourth and third quarters, and $75 million and -0- , in the FY 11 and FY10, respectively, related to the acquisition of Sterling Bancshares. 3Estimated 4Q11 3Q11 2011 2010 Diluted income per common share1 $0.48 $0.51 $2.09 $0.88 Net interest income $444 $423 $1,653 $1,646 Provision for loan losses 19 38 153 480 Noninterest income 182 201 792 789 Noninterest expenses2 478 460 1,762 1,640 Net income 96 98 393 277 Total loans (period-end) $42,679 $41,225 $42,679 $40,236 Total deposits (period-end) 47,755 47,452 47,755 40,471 Tier 1 capital ratio 10.35%3 10.65% Average diluted shares (millions) 197 192

Fourth Quarter 2011 Highlights $ in millions 1 Percentage is calculated based on average total loans. 2Estimated; See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures 4Q11 vs. 3Q11 Chg $ Chg % Total Loans (period-end) $1,454 4% Driven by Commercial Commercial Loans 1,883 8 Broad-based growth Total Deposits (average) 2,681 6 Record Level Noninterest-bearing deposits 1,665 10 Net Interest Income 21 5 Reflects increase in average earning assets Noninterest Income (19) (9) Reflects prior quarter securities gains Noninterest Expense 18 4 Additional month of Sterling, higher severance & restructuring costs Net credit related charge-offs (17) (22) Approaching normal levels at 0.57%1 Provision for loan losses (19) (50) Reflects continued positive trend Tier 1 common capital2 10.31% Repurchased shares under program 1.6MM 4.1MM shares repurchased for the year

 Total Loan Growth (Period-end, $B) Commercial Loan Growth (Period-end, $B) Loans Grew 4% with Commercial Loans up 8% Loan Growth Across Most Businesses and Markets At December 31, 2011 13Q11 includes $2.0B total loans (including $393MM C&I loans) from the acquisition of Sterling Bancshares on July 28, 2011 +6% +8%

Outpacing the Industry in the Quarter Period-End Quarterly Loan Growth1 Period-End Quarterly C&I Loan Growth1 C&I Strong Contributor to Loan Growth 2 $ in millions 1Source: Federal Reserve H.8 as of 1/6/12. Large banks are defined as the top 25 domestically chartered commercial banks, ranked by domestic assets. The primary difference between Comerica’s commercial loans as defined by H.8 and reported in our financial statement is Mortgage Banker, which for H.8 classification is a non-depository financial institution loan. 23Q11 growth rate reflects change in legacy Comerica loans only; 4Q11 growth rate includes Sterling loans at period-end 3Q11 and 4Q11. 2

Loan Commitments and Utilization Increase Commitments and Outstandings ($ in MM) Analysis of 4Q11 v. 3Q11 3Q11 includes Comerica legacy and Sterling Energy portfolio from date of acquisition; Average utilization of commercial commitments as a percentage of total commercial commitments at period end Line utilization up 2 percentage points to 48%, highest level since 2Q09 Commitments increased to $1.9B (4%), highest level since 3Q09 Increased commitments in almost every line of business Loan pipeline remained strong

Record Deposit Levels $ in billions; 4Q11 compared to 3Q11 Total average deposits grew $2.7B: Noninterest-bearing deposits up $1.7B (10%) Interest-bearing deposits up $1.0B (4%) Increase across all major markets and most lines of business Total period-end deposits grew $303MM (1%) Noninterest-bearing deposits up $648MM (3%) 47.5 45.1 Average Balances 47.8

Growing Net Interest Income 14Q11 compared to 3Q11 2At 12/31/11; Analysis based on non-parallel ramp in interest rates over a 12 month period; See 10K filing with SEC for methodology. Net interest income increased 5%1 reflecting: + Loan growth + Larger securities portfolio + Lower deposit costs - Decreasing yields on securities portfolio Balance sheet remains well positioned for a rising rate environment2: 200 basis points annual increase in interest expected to result in a $150MM increase in net interest income Approximately 80% of loans are floating of which 70% are LIBOR based (primarily 30 day LIBOR) Net Interest Income Growth ($MM)1 423 391 395 405

Credit Metrics Continued to Improve $ in millions 1Excluding lending-related commitments 2Watch list is generally consistent with regulatory defined Special Mention, Substandard and Doubtful (nonaccrual) loans 3Reflects addition of Sterling watch list loans from July 28, 2011. 1 Broad-based improvement in credit metrics Net charge-offs decline for 10 successive quarters Watch list2 continued to trend down

Expenses Well Controlled 14Q11 vs. 4Q10; Annual increase excludes restructuring charges of $5MM in 2Q11, $33MM in 3Q11, and $37MM in 4Q11. 2Total FTE includes Sterling employees of 749 for 3Q11 and 536 for 4Q11. Noninterest Expenses ($MM) Full Time Equivalent (FTE)2 Noninterest expense increased $18MM from 3Q11, reflecting: + Severance & related costs ($5MM) + One additional month of Sterling expenses (approximately $8MM) + Merger & restructuring costs ($4MM) +1%1 +4% Excluding Sterling -1%

Active Capital Manager % Payout 2011 Actions Doubled quarterly dividend to $0.10 4.1 million shares purchased1 4Q 2011 Capital Position Tier 1 Common ratio2 of 10.31% Tier 1 ratio2 of 10.35% 1Q12 Target Total payout ratio up to 50% of net income3 1Shares repurchased are pursuant to the Corporation’s Share Repurchase Plan. 2Capital ratios are estimated; See Supplemental Financial Data slides for reconciliation of non-GAAP financial measures 3This outlook is provided as of 1/20/12. 47% 63%

Sterling Acquisition: Conversion Complete Focused on Delivering Results 10% ($200MM) loan growth 15% ($4MM) increase in noninterest income2 35% ($56MM) run rate2 Achieved earlier than forecasted due to well-executed integration, enabling workforce reduction ahead of schedule Acquisition of Sterling Bancshares closed July 28, 2011. 1Estimate as of 1/20/12 2Excluding regulatory impact as well as the recently sold investment advisory business Revenue Synergies1 (expected in 2012) Expense Synergies1 (achieved in 2011) 49 Sterling banking centers converted 201 systems integrated On time and On budget 2011 $47MM after-tax ($75MM pre-tax) 2012 revised estimate: $25MM after-tax ($40MM pre-tax) mostly in 2H12 Merger & Restructuring Charges1 Conversion Complete

Management 2012 Outlook1 1This outlook is provided as of January 20, 2012. Based on a continuation of current economic environment Full-year 2012 compared to full-year 2011: Average loans increasing moderately Net interest income increasing moderately Net credit related charge-offs declining Provision relatively stable Noninterest income relatively stable Noninterest expense relatively stable

Appendix

Diverse Loan Portfolio 1Specialty Businesses includes: Financial Services Division (FSD), Entertainment , Energy, Leasing, Mortgage Banker Finance and Technology and Life Sciences (TLS ) Geography based on office of origination; Midwest: MI, OH, IL; Western: CA, AZ, NV, CO, WA; 2Other Markets include markets not separately identified above in addition to businesses with a national perspective Average 4Q11: $41.5 billion By Market By Line of Business

Loan Growth in Select Portfolios Analysis of 4Q11 compared to 3Q11 Specialty Businesses includes: Financial Services Division (FSD), Entertainment , Energy, Leasing, Mortgage Banker and Technology and Life Sciences (TLS ) Includes Sterling Bancshares loans from July 28, 2011 +6% +48% Mortgage Banker (Period-end, $ in MM) Energy (Period-end, $ in MM) Tech and Life Sciences (Period-end, $ in MM) Specialty Businesses $7,460 $1,013 16% Mortgage Banker 1,879 506 37 Energy 2,255 427 23 Tech & Life Sciences 1,611 96 6 Period-end $ in MM 12/31/11 Chg $ Chg%

Texas Loan Growth Analysis of 4Q11 compared to 3Q11 Includes Sterling Bancshares loans from July 28, 2011 Texas Market (Period-end, $ in MM) Total $9,355 $380 4% Energy 2,255 427 23 National Dealer 238 30 15 Tech & Life Sciences 266 29 12 Comm’l Real Estate 1,634 (139) (8) +31% +4% Period-end, $ in MM 12/31/11 Chg $ Chg % Texas loan growth in multiple businesses

Loans By Business and Market Average loans in $billions By Line of Business 4Q11 3Q11 4Q10 By Market 4Q11 3Q11 4Q10 Middle Market $11.9 $11.9 $11.9 Midwest $13.7 $13.9 $14.3 Commercial Real Estate 4.6 4.4 4.7 Western 12.0 11.9 12.5 Global Corporate Banking 4.7 4.9 4.3 Texas 9.0 8.1 6.4 National Dealer Services 3.4 3.1 3.8 Florida 1.5 1.5 1.6 Specialty Businesses 6.7 5.6 5.3 Other Markets 3.7 3.1 3.7 BUSINESS BANK $31.3 $29.9 $30.0 International 1.6 1.6 1.5 Small Business Banking 3.8 3.7 3.4 TOTAL $41.5 $40.1 $40.0 Personal Banking 1.8 1.8 1.8 RETAIL BANK $5.6 $5.5 $5.2 WEALTH MANAGEMENT (Private Banking) $4.6 $4.7 $4.8 TOTAL $41.5 $40.1 $40.0

Shared National Credit Relationships Approx. 860 borrowers Majority of relationships include ancillary business Comerica is agent for approximately 17% Adhere to same credit underwriting standards as rest of loan book Credit quality mirrors total portfolio December 31, 2011: $8.4 billion Shared National Credit (SNC): Facilities greater than $20 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level. Period-end outstandings as of December 31, 2011

National Dealer Services Line of Business Detroit 3 26% at 12/11 vs. 41% at 12/05 Geographic Dispersion Western 59% Florida 7% Midwest 20% Texas 7% 1 Franchise distribution based on December 31, 2011 period-end (PE) outstandings 2 “Other” includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) 65 years of Floor plan lending, with over 20 years on a national basis Top tier strategy Majority are “Mega Dealer” (five or more dealerships in group) Excellent credit quality Robust monitoring of company inventory and performance Average PE Floor Plan PE Non-Floor Plan Loan Balances ($ in Billions)

Net Loan Charge-offs By Business and Market $ in millions By Line of Business 4Q11 3Q11 2Q11 1Q11 4Q10 Middle Market $8 $19 $38 $60 $23 Commercial Real Estate 13 20 12 10 40 Global Corporate Banking 3 1 4 7 6 Specialty Businesses 8 0 0 (3) 4 BUSINESS BANK $32 $40 $54 $74 $73 Small Business Banking 11 23 17 17 17 Personal Banking 5 5 5 5 5 RETAIL BANK $16 $28 $22 $22 $22 WEALTH MANAGEMENT (Private Banking) $12 $9 $14 $5 $18 TOTAL $60 $77 $90 $101 $113 Provision for loan losses $19 $38 $47 $49 $57 By Market 4Q11 3Q11 2Q11 1Q11 4Q10 Midwest $32 $33 $37 $46 $52 Western 5 32 26 26 43 Texas 4 2 3 8 9 Florida 7 5 15 8 7 Other Markets / International 12 5 9 13 2 TOTAL $60 $77 $90 $101 $113

Average carrying value of nonaccrual loans appx. 60% (40% write-down) No nonaccrual loans held-for-sale 4Q11 compared to 3Q11 Nonperforming Assets Nonperforming Assets of $981MM, a $64MM decrease, included: Nonaccrual loans decreased $69MM Foreclosed Property increased to $94MM Troubled Debt Restructurings (TDRs) of $331M, included: $98MM Performing Restructured $27MM Reduced Rate $206MM Nonaccrual TDR December 31, 2011 Nonaccrual Loans $860 million By Business

Commercial Real Estate 1 Included in Commercial Real Estate line of business 2$ in millions; excludes Commercial Real Estate line of business loans not secured by real estate 4Q11 Period End: $11.8 billion Primarily Owner-Occupied Commercial Mortgages $8.2B 70% Real Estate Construction1 $1.1B 9% Commercial Mortgages1 $2.5B 21% 4Q11 Period-end2 Western Michigan Texas Florida Other Markets Total Single Family 61 8 29 7 9 114 Land Development 16 6 23 5 26 76 Total Residential 77 14 52 12 35 190 Multi-Family 100 - 71 37 40 248 Retail 83 45 91 16 29 264 Multi-use 66 - 52 - - 118 Other 90 12 68 2 - 172 Sterling - - 111 - - 111 Total Commercial 339 57 393 55 69 913 Subtotal 416 71 445 67 104 1,103 Single Family 12 2 5 3 24 46 Land Carry 40 39 20 30 9 138 Total Residential 52 41 25 33 33 184 Multi-Family 104 49 148 153 49 503 Retail 177 80 61 67 11 396 Multi-use 113 19 36 - 34 202 Other 260 163 66 35 46 570 Sterling - - 652 - - 652 Total Commercial 654 311 963 255 140 2,323 Subtotal 706 352 988 288 173 2,507 Total 1,122 423 1,433 355 277 3,610 Real Estate Construction Loans Commercial Mortgage Loans

Investment Securities Portfolio Consists primarily of AAA mortgage-backed Freddie Mac and Fannie Mae government agency securities (MBS) Total average MBS portfolio of $9.4B Net unrealized pre-tax gain $222MM Yield of 2.74% Duration of 2.7 years Balance at period end 12/31/11 $9.5B Target: Mortgage-backed Securities $9B Average $ in millions (MM)

Deposits by Business and Market Average deposits in $ billions By Line of Business 4Q11 3Q11 4Q10 By Market 4Q11 3Q11 4Q10 Middle Market $5.3 $4.8 $5.3 Midwest $19.1 $18.5 $18.0 Commercial Real Estate 1.0 1.0 0.9 Western 13.7 13.0 12.4 Global Corporate Banking 8.3 8.1 6.6 Texas 10.3 8.9 5.6 National Dealer Services 0.2 0.2 0.2 Florida 0.4 0.4 0.4 Specialty Businesses 8.5 7.7 7.0 Other Markets 2.4 2.4 2.2 BUSINESS BANK $23.3 $21.8 $20.0 International 1.5 1.6 1.3 Small Business Banking 6.3 5.6 4.5 Finance/Other 0.4 0.3 0.5 Personal Banking 14.4 14.2 12.7 TOTAL $47.8 $45.1 $40.4 RETAIL BANK $20.7 $19.8 $17.2 WEALTH MANAGEMENT (Private Banking) $3.4 $3.2 $2.7 Finance/Other 0.4 0.3 0.5 TOTAL $47.8 $45.1 $40.4

Supplemental Financial Data

Reconciliation of non-GAAP financial measures with financial measures defined by GAAP ($ in millions)

	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Total Regulatory Capital [1,2]	$9,015	$9,141	$8,705	$8,730	$8,651
Tier 1 capital[1,2]	$6,582	$6,560	$6,193	$6,107	$6,027
Less: Trust preferred securities	25	49	--	--	--
Tier 1 common capital[2]	6,557	6,511	6,193	6,107	6,027
Risk-weighted assets[1,2]	63,577	61,593	58,790	58,998	59,506
Tier 1 common capital ratio [2]	***10.31%***	***10.57%***	***10.53%***	***10.35%***	***10.13%***
Total shareholders' equity	$6,868	$6,951	$6,038	$5,877	$5,793
Less: Goodwill	635	635	150	150	150
Less: Other intangible assets	32	35	4	5	6
Tangible common equity	$6,201	$6,281	$5,844	$5,722	$5,637
Total assets	$61,008	$60,888	$54,141	$55,017	$53,667
Less: Goodwill	635	635	150	150	150
Less: Other intangible assets	32	35	4	5	6
Tangible assets	$60,341	$60,218	$53,987	$54,862	$53,511
Tangible common equity ratio	***10.27%***	***10.43%***	***10.90%***	***10.43%***	***10.54%***

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets.

The Corporation believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.

Comerica Bank

[1]Regulatory Capital, Tier 1 Capital and risk-weighted assets as defined and calculated in accordance with regulation.

[2]December 31, 2011 Regulatory Capital, Tier 1 Capital, and Risk-Weighted assets are estimated.

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